UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2017

MODERN MEDIA ACQUISITION CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-38092	47-1277598
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1180 Peachtree Street, N.E. Suite 2400 Atlanta, GA	30309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 443-1182

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events

On June 2, 2017, Modern Media Acquisition Corp. (the “Company”) announced that the holders of the Company’s units (the “Units”) may elect to separately trade their securities comprising the Units commencing on June 7, 2017. Each Unit consists of one share of common stock, par value $0.0001 per share (“Common Stock”), one right (“Right”), and one-half of one warrant (“Warrant”). Each Right entitles the holder thereof to receive one-tenth of one share of Common Stock (for no additional consideration) upon the consummation of an initial business combination. Each whole Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will be eligible to trade. Those Units not separated will continue to trade on the NASDAQ Capital Market under the symbol “MMDMU,” and each of the underlying shares of Common Stock, Rights and Warrants will trade on the NASDAQ Capital Market under the symbols “MMDM,” “MMDMR” and “MMDMW,” respectively. Holders of the Units will need to have their brokers contact Continental Stock Transfer and Trust Company, the Company’s transfer agent, in order to separate the Units into Common Stock, Rights and Warrants.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Number	Exhibit
99.1	Press release dated June 2, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODERN MEDIA ACQUISITION CORP.

Date: June 2, 2017	By:	/s/ Lewis W. Dickey, Jr.
Name: Lewis W. Dickey, Jr. Title: President and Chief Executive Officer

EXHIBIT INDEX

Number	Exhibit
99.1	Press release dated June 2, 2017